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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-33883, 333-64943, 333-90137, 333-96365
and 333-32186) and Forms S-8 (File Nos. 333-65385 and 333-65383) of Cubist
Pharmaceuticals, Inc. (the "Company") of our report dated February 4, 2000 relating to the Company's financial statements, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP


Boston, Massachusetts
March 31, 2000